EXECUTIVE EMPLOYMENT AGREEMENT THIS AGREEMENT is made as of April 7, 2022 (the "Effective Date"). BETWEEN: WOW UNLIMITED MEDIA INC. a corporation incorporated under the laws of British Columbia (the "Company") AND: MICHAEL HIRSH an individual residing in Toronto, Ontario (the "Executive") WHEREAS the Company wishes to appoint the Executive as the Chief Executive Officer of the Company as well as its Federator and Mainframe subsidiaries, member of the Genius Brand's Executive Committee and member of the Genius Brand's board of directors; AND WHEREAS the Company and the Executive (collectively, the "Parties") have agreed that the Services will be provided on the terms and conditions set forth in this Agreement; NOW THEREFORE in consideration of the premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the parties hereto), the parties hereto agree as follows: 1. APPOINTMENT The Company hereby confirms the appointment of the Executive as the Chief Executive Officer of Company's Federator and Mainframe subsidiaries, member of the Company's Executive Committee and member of the Company's board of directors. The Executive hereby accepts such appointment and agrees to comply with the terms and conditions set forth in this Agreement. 2. TERM OF AGREEMENT The term of this Agreement (the "Term") will commence on the Effective Date and continue until the third anniversary of the Effective Date unless terminated earlier in accordance with this Agreement. If the Employee's employment continues after the 3-year term without further discussion of the parties, the terms of this Agreement shall apply to the Employee's continued employment with the Company. 3. REMUNERATION (a) Base Salary. The Company will pay the Executive an annual salary of US$440,000 (less deductions required by law) (the "Base Salary"). (b) Executive Producer Fees. The Company will pay the Executive an executive producer fee in the amount of US$12,400 per 30-minute broadcast episode (adjusted pro rata higher or lower for any episodes of longer or shorter duration) for each episode of any audio-visual production which is produced during the Term by the Company or any affiliate or subsidiary of the Company up to a cap of 52 episodes per year (the "EP Fee"). The EP Fee shall be payable to the Executive pari passu with the payment of any other executive producer fees payable in respect of the applicable production. (c) Expenses. The Company will reimburse the Executive for all approved and reasonable business expenses, including professional association dues and training requirements reasonably incurred in the course of the Executive's employment as well as first class business travel. The Executive agrees that any reimbursement to him of such expenses will only be made after he has rendered an itemized expense account, together with receipts where available, to the Company. (d) Stock Option Plan. The Executive shall be entitled to participate in the stock option plan(s) established by the Company during the term of this Agreement, subject to the specific provisions of such plan(s), and at such time and in such amounts as determined by the Board of Directors of the Company (the "Board") at its sole discretion, and as expressly set out in this Agreement. (e) Initial Stock Option and Restricted Stock Grant. The Company shall grant 500,000 stock options to the Executive and 500,000 restricted stock units (RSUs) to the Executive, which options and RSU's will vest equally over a 3-year period. The grant of such options is subject to the terms and conditions of the Company's stock option plan (the "Option Plan"). If there is any inconsistency between this Agreement and the Option Plan, the terms of the Option Plan govern. The options shall priced at the next board meeting currently scheduled for March 2022, or the next regularly scheduled board meeting following commencement of services by Executive. The stock options shall vest in equal annual installments over three (3) years commencing from the Date of approval by the board or Executive's start date, whichever is later. Draft forms of the stock option and RSU award shall be attached to this Agreement as Exhibits. (f) Bonus Plan. Subject to the sole and absolute discretion of the Company, the Executive may participate in the incentive-based plan(s) established by the Company from time to time (the "Bonus Plan(s)"), during the term of this Agreement, subject to the specific provisions of such Bonus Plan(s), and in such amounts as determined by the Board in its sole discretion. The terms of such plan(s) are subject to change by the Company in its sole discretion at any time without notice. (g) Bonus Target. For each year of the Term, the Executive's target bonus is 100% of the Base Salary, subject to the approval of the Board and the terms and conditions of the Bonus Plan(s). If there is any inconsistency between this Agreement and the Bonus Plan, the terms of the Bonus Plan govern. (h) Benefits. The Executive is entitled to participate in any extended health, dental, disability and life insurance plans that are made available to employees of the Company. Receipt of these benefits is subject to satisfying any eligibility requirements and to the terms and conditions of each individual plan. In addition, the Executive is entitled to an annual executive medical health checkup at Medcan or through a comparable service provider with the Company bearing the costs associated with such services up to a maximum of $5,000 per year. All benefits are subject to change by the Company in its sole discretion at any time without notice.

(i) Vacation. The Executive shall be entitled to 4 weeks' paid vacation, to be taken at such times as may be agreed on between the Executive and the Company, taking into account the staffing requirements of the Company and the need for the timely performance of the Executive's duties and responsibilities. The Executive shall be entitled to increases in vacation entitlement as provided in the Company's vacation policy. 0) Indemnification. The Corporation will indemnify the Executive for liabilities, costs, fines, penalties, charges and expenses reasonably incurred by the Executive and in respect of any civil, criminal or administrative action or proceeding to which the Executive was or is made or threatened to be made a third party by reason of the Executive's position as CEO, provided that the Executive acted honestly and in good faith with a view to the best interests of the Company, its subsidiaries and affiliates and, in the case of a criminal or administrative action, the Executive had reasonable grounds for believing his conduct was lawful. The Company will not indemnify the Executive for any liabilities, costs, fines, penalties, charges or expenses incurred as a result of fraud, wilful misconduct, bad faith or gross negligence of the Executive, or as a result of an action that the Company, its subsidiaries or affiliates may have against the Executive for breach of this Agreement or services provided by the Executive. (k) Insurance. The Executive is entitled to receive coverage under any insurance policies obtained by the Company for the benefit of directors and officers of the Company. The Executive's entitlement to receive any insurance proceeds is subject to the terms, coverage limits, eligibility requirements and limitations of the insurance policy or plan. (I) Expenses. Subject to the prior written approval of the Board of Directors of the Company (the "Board"), the Company will reimburse the Executive for all reasonable business expenses, including professional association dues and training requirements reasonably incurred by the Executive in the provision of his duties and responsibilities under this Agreement. The Executive acknowledges that any reimbursement of such expenses will only be made after the Executive has rendered an itemized expense account, together with receipts where available, to the Company. 4. DUTIES AND RESPONSIBILITIES (a) Duties and Responsibilities of the Executive. The Executive is responsible for (i) delivering the overall strategic direction and business of the Company, (ii) driving corporate culture, mission, vision and values, (iii) participating in meetings of the Board and Executive Committee and leading governance of the Company, (iv) driving shareholder value enhancement and (v) such other duties, powers and functions as are incidental to the position of the Chief Executive Officer of Company's Federator and Mainframe subsidiaries, and member of the Company's Executive Committee or as may from time to time be reasonably requested by the Company. The Executive agrees to carry out his duties and responsibilities honestly, in good faith, and in the best interests of the Company, in a timely and professional manner, in accordance with applicable law, and with the standard of care, skill and diligence that a person having the Executive's expertise and knowledge of the affairs of the Company would reasonably be expected to exercise in comparable circumstances. (b) Company Policies. The Executive confirms that he has reviewed and is bound by the policies and procedures of the Company (as may be amended from time to time). In the event of an inconsistency between this Agreement and the Company's policies and procedures, this Agreement shall apply. (c) Conflict of Interest. Throughout the term of this Agreement, the Executive shall disclose actual or potential business conflicts of interest to the Board. Any uncertainty as to whether such a conflict exists shall be raised by the Executive for determination by the Company, acting reasonably. The Executive shall each conduct himself so as to avoid an actual or potential conflict of interest. It shall not be a violation of this Agreement for the Executive to (i) engage in a voluntary activity or other public service, including any religious or charitable organization, made known to the Company in writing, that does not interfere with the Executive's duties under this Agreement nor create a conflict of interest or apparent conflict of interest with the business of the Company; (ii) serve as a trustee to any family trust or manage any personal or family investments or affairs, subject to the prior written approval of the Board; or (iii) engage in the activities described in Appendix "A" of this Agreement. (d) No Restrictions on Performance. The Executive represents, warrants and covenants to the Company that he is free to execute this Agreement and perform the responsibilities required as CEO as contemplated hereunder and the engagement hereunder does not conflict with or violate, and will not be restricted by any pre-existing business relationship or agreement to which the Executive is a party or is otherwise bound, including but not limited to any confidentiality, proprietary rights, non-solicitation, non-competition agreement or similar restrictive covenant with a third party or prior employer. 5. TERMINATION OF AGREEMENT (a) Definitions. In this section 5: "Bonus Entitlement Period" means the fiscal year, or such other period of time as defined in any Bonus Plan(s), over which the performance of the Executive and/or Company is evaluated for the purpose of determining the Executive's entitlement to a bonus under any Bonus Plan(s). "Good Reason" means one or more of the following events occurring without the Executive's written consent: (i) a reduction in the Base Salary; (ii) a material diminution of the Executive's authority, duties or responsibilities; (iii) relocation of the Executive's principal place of employment to a place more than 50 kilometers from the Company's current office in Toronto, Ontario, or (iv) material breach by the Company of this Agreement. "Termination Date" means the date that the Executive ceases to be actively employed by the Company under this Agreement. "Termination Notice Period" is 24 months. (b) Termination by Executive. The Executive may at any time terminate his employment upon providing 3 months' prior written notice to the Company. Where the Executive provides written notice of termination under this section 5(b ), the Company may at its sole discretion terminate the Executive's employment upon providing pro rata share of Base Salary in lieu of notice for the remaining time in the 3-month notice period and the payment of any amounts required under applicable employment standards legislation. (c) Termination by the Company for Just Cause. Notwithstanding any other provision of this Agreement, the Company may at any time terminate the Executive's employment with the Company for just cause, without notice or pay in lieu of notice. For the purposes of this Agreement, just cause includes the wilful failure of the Executive to follow the lawful instructions of the Company or to perform the reasonable duties assigned to him by the Company, wilful misconduct or material breach of this Agreement, or any other matter constituting just cause at common law. (d) Termination by the Company Without Cause. The Company may at any time terminate this Agreement without cause by providing the Executive written notice over the Termination Notice Period. At the Company's sole discretion, the Company may provide payment in lieu of notice for all or any part of the Termination Notice Period (the "Termination Payment"), including by including by continuing to pay the Base Salary on a monthly basis for 12 months and paying a lump sum equal to the Base Salary thereafter. (e) Resignation for Good Reason. The Executive may terminate his employment for Good Reason if (i) the Executive provides written notice to the Company within 30 days after the occurrence of the event(s) that constitute Good Reason, and (ii) the Company fails to remedy the event(s) within 30 days after receiving written notice of the resignation for Good Reason. Upon termination of this Agreement for Good Reason as set out in this section 5( e ), the Executive is entitled to receive the Termination Payment on the same terms as set out in section 5(d) above. (f) Compensation and Benefits Payable upon Termination. Upon termination of this Agreement for any reason, the Company will pay to the Executive any unpaid pro rata amount of the Base Salary and expenses submitted in accordance with this Agreement up to the Termination Date, and the payment of any amounts required under applicable employment standards legislation. The Executive will be entitled to the continuation of benefits if and as required under the minimum requirements of applicable employment standards legislation. (g) Bonus In Event of Termination. If the Executive's employment is terminated under section 5(d) or (e), and the Executive has been employed for an entire Bonus Entitlement Period prior to the Termination Date, the Executive shall be eligible to receive a bonus for that Bonus Entitlement Period in accordance with sections 3(g) and (h) of this Agreement, and is not disqualified from receiving such bonus based on the termination of this Agreement. The bonus will be paid on the bonus payout date for other executive-level employees of the Company, as determined by the Board. For example: if the bonus is based on performance from January 1 to December 31, 2022 and the Company terminates the Agreement without cause on January 2, 2023, the Executive is eligible to receive a bonus for 2022 in accordance with sections 2(c) and (d) of this Agreement. Except as set out above in this section 5(g): (i) upon termination of this Agreement for any reason, the Executive is not entitled to any pro rata amount of a bonus for partial completion of an Bonus Entitlement Period; (ii) if the Executive is terminated for cause, the Executive is not entitled to any bonus that the Board has not granted to the Executive on or before the Termination Date, regardless of whether or not the Executive has been employed for the entire Bonus Entitlement Period prior to the Termination Date; and (iii) the Executive is not entitled to compensation in lieu of any bonus that may have been granted during the Termination Notice Period. (h) Vesting of Options. Subject to the terms of the Option Plan, if the Executive's employment is terminated under section 5(d) or (e) of this Agreement, any unvested options and RSU's granted to the Executive under this Agreement shall automatically vest on the Termination Date. (i) Resignation of Directorship. Except with the prior written consent of the Company, if the Executive's employment terminates for any reason, the Executive will immediately resign all directorships in the Company or any subsidiary or affiliate of the Company and, save as provided in this Agreement, the Executive will not be entitled to receive any written notice of termination or payment in lieu of such notice, or to receive any severance pay or compensation for loss of directorship. (j) Return of Records and Company Property. Upon the termination of the Executive's employment, the Executive will return forthwith to the Company all confidential records, files, documents, equipment, software and any other property belonging to the Company or any of its subsidiaries or affiliates. (k) Acknowledgement. It is agreed and understood that the provision of notice or termination pay as set out in sections 5(c), (d), (e), (f), (g) and (h) shall constitute full and final satisfaction of any claim, right or entitlement which the Executive might have arising from or related to the termination of his employment and this Agreement, whether pursuant to statute, contract, tort, common law or otherwise.

6. CONFIDENTIALITY (a) In this Agreement, "Confidential Information" means confidential or proprietary information of the Company and any of its subsidiaries and affiliates, including trade secrets, knowledge, documents or materials owned, developed or possessed by the Company and its subsidiaries and affiliates, whether in tangible or intangible form, which is not publicly disseminated information. Confidential Information includes, but is not limited to, information pertaining to the Company's business, assets, operations, research, analyses, projections, business relationships, including those with suppliers and others, products, financial information or measures, business methods, future business plans, databases, matters of technical nature, operating procedures and other information and/or matters that are sensitive, proprietary and confidential in nature. Confidential Information does not include information that is, or becomes, information in the public domain through no violation of this Agreement by the Executive. (b} The Executive acknowledges that during the term of this Agreement, he will, from time to time, receive Confidential Information, and agrees to hold all Confidential Information in confidence. The Executive also agrees that he will not, except as required in the performance of this Agreement or as required by law, publish, disclose or make use of any Confidential Information. 7. INTELLECTUAL PROPERTY (a) Any intellectual property relating to the business of the Company and its subsidiaries and affiliates or capable of being used or adapted for use by the Company and its subsidiaries and affiliates that is created by the Executive in the course of this Agreement shall belong to and be the absolute and exclusive property of the Company (the "Intellectual Property"). (b) The Executive shall assign to the Company the Intellectual Property, whether it is capable of being patented or registered or not. (c) The Executive irrevocably waives to the greatest extent permitted by law, for the benefit of and in favour of the Company, all the Executive's moral rights whatsoever in the Intellectual Property including any right to the integrity of such property, any right to be associated with such property and any right to restrict or prevent the modification or use of such property in any way whatsoever. (d) The Executive irrevocably transfers to the Company all rights to restrict any violations of moral rights in the Intellectual Property, including any distortion, mutilation or other modification. (e) At the Company's request, the Executive will sign the Company's standard Proprietary Information and Inventions Agreement (the "IP Agreement"). If there are any inconsistencies between this Agreement and the IP Agreement, the terms of the IP Agreement govern. 8. NON-COMPETITION Other than as set out in Appendix "A" of this Agreement, the Executive each will not, in the Provinces of British Columbia and/or Ontario, either during the term of this Agreement or for a period of 12 months after the Termination Date, for any reason, without the Company's express prior written consent, directly or indirectly, either as an individual or in conjunction with any other person, firm, corporation or other entity, whether acting as a principal, agent, employee, consultant or in any capacity whatsoever, carry on, be engaged or provide services to any firm, person or company which develops, manufactures, produces, provides, markets or distributes products or services (or both) which are of a type similar to the products or services which are or have been developed, marketed, produced, provided, marketed or distributed by the Company during the term of this Agreement. This Article 8 will not prevent the Executive from being the holder or beneficial owner of any class of publicly held securities of a company, partnership or other organization, provided that the Executive, alone or in partnership or conjunction with any other person or company, shall not own, directly or indirectly, more than 10 percent of the securities of such class. 9. NON-SOLICITATION The Executive will not, either during the term of this Agreement or for a period of 12 months after the Termination Date, for any reason, without the Company's express prior written consent, directly or indirectly, either as an individual or in conjunction with any other person, firm, corporation or other entity, whether acting as a principal, agent, employee, consultant or in any capacity whatsoever: (a) solicit, attempt to solicit or other otherwise seek out the business of any firm, person or company who was a customer, client, supplier or distributor of the Company as of the Termination Date; or (b) solicit, attempt to solicit or communicate in any way with any employees or consultants of the Company for the purpose of having such employees or consultants employed or in any other way engaged by another person, firm, corporation or other entity with whom the Executive may be affiliated or otherwise associated. 10. INJUNCTIVE RELIEF (a) The Executive agrees and acknowledges that the provisions of Sections 6, 7, 8 and 9 are reasonable and necessary to protect the legitimate interests of the Company. (b) The Executive further acknowledges that any violation of Sections 6, 7, 8 and/or 9 will result in irreparable injury to the Company and that damages at law would not be reasonable or adequate compensation for the Company for a violation of Sections 6, 7, 8 and/or 9, and that the Company shall be entitled to have Sections 6, 7, 8 and/or 9 specifically enforced by obtaining a preliminary injunction and/or permanent injunction to enjoin or restrain the Executive from the breach or threatened breach of any such provision or provisions. 11. NOTICES (a) Any notice or written communication which must be sent or given under this Agreement shall be given or sent by hand, courier delivery or email address and shall be deemed to have been validly given or received on the day of delivery to the current address under this Section 11 , provided that any delivery made after 4:00 p.m. (local time) on a business day or a day other than a business day shall be deemed to be received on the next following business day. (b) A party may, at any time, change its named recipient, address or email address for the purposes of service by written notice to the other party hereto; provided that, until changed, the contact details shall be:

(i) In the case of the Executive: Michael Hirsh Address: 55 Sudbury Street, Toronto, Ontario M6J 3S7 Email: mhirsh@ (ii) In the case of the Company: 12. GENERAL Genius Brands International, Inc. 190 N. Canon, 4th Fl. Beverly Hills, CA 90210 Attention: Michael Jaffa Chief Operating Officer and General Counsel Email: mjaffa@qnusbrands.com (a) Survival. Sections 5, 6, 7, 8, 9, 10 and 11 of this Agreement survive the termination of this Agreement. (b) Severability. Each provision and paragraph of this Agreement is a separate and distinct covenant and severable from all other such separate and distinct covenants. If any covenant or provision herein contained is determined to be void or unenforceable in whole or in part, such determination will not affect or impair the validity or enforceability of any other covenant or provision contained in this Agreement and the remaining provisions of this Agreement will be valid and enforceable to the fullest extent permitted by law. (c) Assignment. This Agreement may not be assigned by the Executive. The Company may assign this Agreement upon providing written consent to the Executive. (d) Entire Agreement. This Agreement constitutes the entire Agreement between the Parties and replaces, supersedes and cancels all prior agreements, representations and understanding between the Parties in respect of the Executive's employment as the Chief Executive Officer of Company's Federator and Mainframe subsidiaries, member of the Company's Executive Committee and member of the Company's board of directors. (e) Amendment. No amendment or waiver of any provision of this Agreement will be binding upon a party unless made in writing and signed by each party. (f) Headings. The headings in this Agreement are for reference and convenience only and shall not affect the meaning or interpretation of this Agreement. (g) Governing Law. The provisions of this Agreement and the relationship between the Parties will be construed in accordance with and governed by the laws of Ontario. The Parties hereby attorn to the non-exclusive jurisdiction of the courts of Ontario. (h} Enurement. This Agreement will enure to the benefit of the Parties and their respective heirs, executors, administrators and permitted assigns. (i) Currency. All references to currency herein are references to Canadian dollars. Independent Legal Advice. The Executive acknowledges that he has read and understood this Agreement and has obtained independent legal advice in connection with this Agreement and the provisions hereof, or he has irrevocably waived his right to do so. The Company will reimburse the Executive for legal costs actually incurred to obtain such legal advice, up to a maximum of $5,000. (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which is deemed to be an original, and such counterparts together constitute one and the same instrument. Transmission of an executed signature page by email or other electronic means is as effective as a manually executed counterpart of this Agreement. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the day and year first above written. Michael Hirsh WOW UNLIMITED MEDIA INC.

APPENDIX "A" The Board of the Company consents to the following during the Term and the restricted period referenced under Article 8 of this Agreement, notwithstanding any existing or potential conflicts of interest: 1. Executive may continue to act as Chair of Floating Island, a live action production company, provided that the Company will have the right to co-produce any animation or children's projects. For the avoidance of doubt, if there are any material changes to the Executive's role or the nature of the business with respect to the project referenced above, the Executive is required to obtain prior written approval of the Board before continuing to engage in such business.

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